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                                                               EXHIBIT 23.2

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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



            As independent public accountants, we hereby consent to the inclusion in this Registration Statement on Form S-4 of our report dated February 3, 1995 relating to Citizens Bancorp of Delavan, Inc.'s consolidated statement of financial position at December 31, 1994 and statements of income, changes in shareholders' equity and cash flow for the year ended December 31, 1994, and to all references to our firm in this Registration Statement.






                                          ARTHUR ANDERSEN LLP




Milwaukee, Wisconsin,
March 1, 1995